EXHIBIT 10.1

CONVERSION AGREEMENT

This CONVERSION AGREEMENT (this “Agreement”) is made as of the 1st day of July, 2019 between Body and Mind, Inc., a Nevada corporation (the “Company”) and Australis Capital Inc., as the debenture holder (the “Debentureholder”).

RECITALS

A. The Debentureholder is the holder of an unsecured convertible debenture represented by certificate number 2018-D01 in the principle amount of $1,600,000 (the “Convertible Debenture”).

B. The Company proposes to pay the amount of $148,339.72 as an advanced payment of the interest payable under the Convertible Debenture for the period from November 2, 2018 to July 1, 2020 (the “Advance”).

D. The Debentureholder has agreed to convert the Convertible Debenture on July 1, 2020 in exchange for the Advance in accordance with the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Company and the Debentureholder agree as follows:

1. The Company agrees to pay the Advance to the Debentureholder upon execution of this Agreement.

2. The Debentureholder agrees to convert the Convertible Debenture on July 1, 2020 in accordance with the provisions of the Convertible Debenture.

3. The Company and Debentureholder agree that no additional interest payments shall be made by the Company to the Debentureholder under the Convertible Debenture and that the Advance is being paid to the Debentureholder in full satisfaction of section 3.7 of the Convertible Debenture.

4. This Agreement will be governed by the laws of the Province of British Columbia.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Conversion Agreement as of the date first above written.

BODY AND MIND, INC.

By:	/s/ Darren Tindale
Name:	Darren Tindale
Title:	Chief Financial Officer

AUSTRALIS CAPITAL INC.

By:	/s/ Michael Carlotti
Name:	Michael Carlotti
Title:	EVP & CFO